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                                                                   EXHIBIT 10.33

                      APRISMA MANAGEMENT TECHNOLOGIES, INC.
                  2003 EQUITY PARTICIPATION AND RETENTION PLAN

      SECTION 1. PURPOSE. The purpose of this Aprisma Management Technologies, Inc. 2003 Equity Participation and Retention Plan (this "Plan") is to provide additional incentive compensation to certain designated directors, officers, employees and independent contractors of Aprisma Management Technologies, Inc., a Delaware corporation (the "Aprisma"), or any of its direct or indirect subsidiaries. Directors, officers, employees and independent contractors designated by the board of directors of Aprisma (the "Board") to receive benefits under this Plan are collectively referred to as "Participants" (each, a "Participant"). The benefits granted to Participants shall consist of rights to receive deferred compensation based upon liquidity events with respect to the Company (as hereinafter defined). Such rights shall be in the form of units, which shall vest in accordance with the provisions hereof and become payable upon the occurrence of certain events specified herein. This Plan is not meant to, and does not, create any legal or equitable rights in or to the Company or the Company's capital stock in favor of any Participant. Rather, this Plan is merely designed to create a mechanism to provide to Participants deferred cash compensation that is related to the net proceeds upon the sale of all or substantially all of the Company.

      SECTION 2. EFFECTIVE DATE. The effective date of this Plan shall be July 1, 2003, or such other date as designated by the Board.

      SECTION 3. DEFINITIONS

      3.1 "Account" shall mean the unfunded account established for each Participant.

      3.2 "Benefit Amounts" shall have the meaning set forth in Section 5.1 below.

      3.3 "Company" shall mean Aprisma and its subsidiaries.

      3.4 "Common Stock" shall mean the Common Stock, $0.01 par value per share, of Aprisma.

      3.5 "Common Stock Equivalents" shall mean the sum of (i) the Common Stock, plus (ii) the number of shares of Common Stock issuable at any time in respect of any stock or other securities convertible or exchangeable for Common Stock ("Convertible Securities"), plus (iii) the number of shares of Common Stock issuable at any time in respect of any options, warrants, or other rights to subscribe for or to purchase any Common Stock or Convertible Securities, plus
(iv) the number of units issuable at any time under any other equity participation plan of the Company, in each case whether issued prior to or after the Grant Date.

      3.6 "Disability" shall mean permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

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      3.7 "Good Cause" shall mean with respect to the termination of a
Participant's employment by or other relationship to the Company or a particular business unit thereof, including any successor thereto, the occurrence of any one of the following events as determined by the Board (or the board of directors or similar body of any successor to the Participant's business unit) in its sole discretion: (i) Participant's conviction of, or the entry of a pleading of guilty or nolo contendre by Participant to, a felony or a crime involving moral turpitude, (ii) Participant's material failure to perform Participant's duties required under Participant's employment by or other relationship to the Company (provided that failure of the Company to achieve operating results or similar poor performance of the Company shall not, in and of itself, be deemed a failure to perform Participant's duties), material failure to comply with the Company's standard policies and procedures generally applicable to persons in Participant's relation to the Company, or failure to comply with any provision of any agreement with respect to Participant's services, (iii) a willful act by Participant as a result of which Participant receives an improper personal benefit at the expense of the Company, (iv) an act of fraud or dishonesty committed by Participant against the Company, or (v) any other misconduct by Participant that is materially injurious to the business or reputation of the Company. For purposes of this definition, the "Company" shall include any particular subsidiary, business unit or division of Aprisma with respect to which Participant performs Participant's duties and any successor to such subsidiary, business unit or division following a Liquidity Event.

      3.8 "Grant Letter" shall mean the written notice to a Participant by the Board setting forth the number of Units granted to such Participant and the date (the "Grant Date") to be used for purposes of calculating the Benefit Amounts payable to the Participant under the Plan, along with any applicable terms, vesting requirements and conditions to such grant.

      3.9 "Liquidity Event" shall mean the sale of greater than 90% of the business, properties and assets of the Company, or any acquisition by any person or group (as defined in Section 13(d) of the Securities Exchange Act of 1934) of beneficial ownership of more than 90% of Aprisma's then outstanding shares, whether by a reorganization, merger, consolidation, sale or exchange of securities of the Company or otherwise; provided, that a transaction solely between Aprisma and any affiliate or affiliates of Aprisma or between any two
(2) or more affiliates of Aprisma shall not constitute a Liquidity Event. There shall be no more than one (1) Liquidity Event under the Plan.

      3.10 "Net Proceeds" shall mean the gross proceeds received by the Company, its stockholders or Parent's stockholders in connection with a Liquidity Event, less (i) any outstanding third party indebtedness of the Company or Parent and any advances of Parent to the Company for expenses of Parent or the Company,
(ii) any transaction fees and expenses paid in connection with the Liquidity Event, (iii) any liabilities of the Company retained in connection with or with respect to the Liquidity Event, (iv) any amounts paid as a return of the Funded Capital Commitment, and (v) in the event the Liquidity Event is a Liquidation, any costs associated with the Liquidation. Net Proceeds shall not include the amounts of any intercompany account or note receivable between the Company, Parent and/or Parent's stockholders which is forgiven or remains unpaid in connection with a Liquidity Event. The Net Proceeds with respect to a Liquidity Event shall be determined by the Board.

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      3.11 "Parent" shall mean GTG Acquisition Corp., a Delaware corporation.

      3.12 "Redemption Date" shall have the meaning set forth in Section 6.1 below.

      3.13 "Unit" shall mean the units credited to a Participant's Account representing a right to receive Benefit Amounts upon the occurrence of a Liquidity Event. Units hereunder carry no voting, dividend, participation, liquidation or other equity rights or characteristics. The total number of Units authorized to be granted hereunder is 11,111.

      3.13 "Unit Value", with respect to a Liquidity Event, shall mean the Net Proceeds with respect to such Liquidity Event, divided by (i) the total number of Units authorized under this Plan, plus (ii) the total number of Common Stock Equivalents outstanding, in each case, as of such Liquidity Event. The Board shall determine the Unit Value pursuant to this Plan, and such determination shall be final, binding and conclusive on all parties and their successors or assigns. For purposes of computing any amount under this Plan that includes both shares of Common Stock and Units, one (1) Unit shall be equal to one (1) share of Common Stock. The Board shall determine the Unit Value pursuant to this Plan, and such determination shall be final, binding and conclusive on all parties and their successors or assigns.

      SECTION 4. PARTICIPATION

      4.1 Designation of Participants. The Board shall designate from time to time directors, officers, employees and independent contractors eligible for participation in this Plan as Participants and so notify them in writing by delivery of a Grant Letter which shall specify the grant date, the number of Units granted and the vesting requirements (if any) applicable to such Participant; provided that the aggregate number of Units granted to all Participants shall not exceed the authorized number pursuant to Section 3.12. A Participant may, but is not entitled to, receive more than one grant during the period of his or her service with the Company.

      4.2 Grant of Units. An Account shall be established and maintained for each Participant indicating the number of Units granted to such Participant, the applicable grant date and the vesting requirements (if any) for each grant.

      4.3 Forfeiture of Units. Prior to a Liquidity Event, a Participant's Units shall be forfeited immediately upon the termination of such Participant's employment or other relationship with the Company, whether voluntary or involuntary, with or without Good Cause, or by virtue of a Participant's death or Disability. Notwithstanding the foregoing, the Board at its sole discretion may determine that such Participant's Units shall not be forfeited.

      SECTION 5. DETERMINATION OF BENEFIT AMOUNTS

      5.1 Benefit Amounts. Each vested Unit shall entitle a Participant to receive upon redemption of such Unit, subject to the provisions of Section 6 below, an amount equal to the Unit Value of a Unit determined on the Redemption Date (collectively, the "Benefit Amounts").

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NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO REPRESENTATION OR
WARRANTY IS MADE WITH RESPECT TO THE VALUE, IF ANY, OF ANY UNITS GRANTED UNDER THIS PLAN.

      5.2 Type of Consideration. In payment of Benefit Amounts, Participants shall receive to the extent practicable (at the discretion of the Board) the same kind of consideration as is received by the Company, the Parent or the Parent's stockholders, as the case may be. In the event the gross proceeds of a Liquidity Event include non-cash or contingent consideration, the Board, in its sole discretion, may calculate or determine Benefit Amounts based on an estimate of the value of such consideration and such calculation or determination shall be final, binding and conclusive and not subject to change based upon actual results.

      5.3 Modification of Units. The Board may, in its sole discretion, from time to time increase or decrease the number of Units authorized to be granted hereunder (whether such increase or decrease is by reason of the issuance or redemption of the Company's equity securities, a distribution (upon liquidation or otherwise) by the Company, a merger, consolidation, reorganization, recapitalization, stock exchange or other change in organizational structure of the Company, or otherwise). In the event any such change is made to the number of Units, then (i) the relevant sections of the Plan shall be deemed to be amended to reflect the authorized number of Units as so modified, and (ii) the Board may, in its sole discretion, make appropriate adjustments to the number of Units held in some or all Participants' Accounts in order to prevent the dilution and/or increase of Benefit Amounts with respect to such Units and this Plan. Any such adjustments as determined by the Board (or the decision to make no such adjustments) shall be final, binding and conclusive.

      SECTION 6. PAYMENT OF BENEFIT AMOUNTS

      6.1 Redemption of Units. Upon the occurrence of a Liquidity Event with respect to one or more Participants, the Company shall redeem all of the Units granted to such Participants and vested under this Plan as of the date of such Liquidity Event (the "Redemption Date") that shall have the right to receive Benefit Amounts in respect of such Liquidity Event, and shall provide for payment to each such Participant (or his or her estate) of the Benefit Amounts, if any, in accordance with Section 6.2. Upon the Redemption Date, the Units to be so redeemed shall be deducted from such Participant's Account. Thereafter, such Participant's participation with respect to such Units shall be terminated, except for the right to payment of the Benefit Amounts with respect to such Units in accordance with the terms of the Plan. The determination of a Liquidity Event shall be at the sole discretion of the Board, and the Participants and their estates and beneficiaries shall have no rights or recourse against the Board arising from the Board's determination or manner of determining not to pursue, consummate or declare a Liquidity Event.

      6.2 Manner of Payment of Benefit Amount. Benefit Amounts with respect to a Liquidity Event shall be earned in three (3) equal installments: the first, on the closing of such Liquidity Event; the second, on the six (6) month anniversary of such closing; and the third, on the one (1) year anniversary of such closing; provided, at each such date, that the Participant is employed by the

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Company, an affiliate of the Company or the successor to the subsidiary, business unit or division of which Participant performed his or her duties prior to such closing; provided further, that the immediately preceding proviso shall not apply in the event the Participant's employment is terminated by the Company or such successor after the Liquidity Event but before payment without Good Cause, by the Participant by reason of retirement, so long as such Participant is 65 years or older, or is terminated due to the Participant's death or Disability. Payments under the Plan shall coincide with installment dates set forth above, subject to actual receipt of the relevant proceeds by the Company, its stockholders or Parent's stockholders. Notwithstanding anything to the contrary contained herein, in no event shall the Board be obligated to make any estimate with respect to future amounts to be received as gross proceeds in connection with a Liquidity Event. All payments under this Plan shall be delivered in person or mailed to the last address of the Participant (or, in the case of the death of the Participant, to that of the Participant's estate). Each Participant shall be responsible for furnishing the Company with his or her current address.

      6.3 Limitation on Payments. Notwithstanding any other provision in this Plan to the contrary, no payment of any Benefit Amounts shall be made if such payment would conflict with, or result in a breach of, (i) any terms, conditions, restrictions, or provisions of, or would constitute a default under, any bond, note, or other evidence of indebtedness or any contract, lease, loan agreement or other credit agreement or instrument to which the Company is a party or by which the Company may be bound or (ii) any applicable law. In the event that the amount of Net Proceeds is reduced following the closing of a Liquidity Event, including without limitation due to a purchase price adjustment or indemnification obligations of the Company or other expense or liability, the Parent or the Parent's stockholders in connection with such Liquidity Event, any outstanding payments of Benefit Amounts owed to a Participant shall be reduced by such Participant's pro rata share of the reduction in net proceeds; provided, that in no event shall a Participant be obligated to return any Benefit Amounts previously paid to such Participant.

      6.4 Waiver and Representations. Notwithstanding anything in this Plan to the contrary, no Benefit Amounts shall be payable to any Participant hereunder, and no Participant whose employment is terminated may continue to participate, unless and until such Participant (or such Participant's successor(s), in the case of death) executes and delivers, no later than 90 days after the request of the Company, a waiver and release of any and all claims that such Participant, or Participant's successor(s), may have against the Company, its directors, officers, affiliates, subsidiaries and/or stockholders (collectively with the Company, "Related Persons") and all directors, officers, managers, members and shareholders of any of the Related Persons in such form as may be acceptable to the Board.

      6.5 Withholding Taxes. The Company shall deduct from all payments made to Participants the then applicable withholding and employment taxes as required by federal or state law; provided, that to the extent any party other than the Company makes payments to Participants, such payor may elect to pay amounts due without deduction and to report such payments to participants on IRS Form 1099 or its equivalent.

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      6.6 Benefit Amounts Not Salary. Any Benefit Amounts payable under this
Plan shall not be deemed salary or other compensation to the Participant for the purpose of computing benefits to which a Participant may be entitled under any vacation, disability, profit sharing, pension plan or other arrangement of the Company for the benefit of its employees or independent contractors.

      6.7 Funded Status. This Plan is intended to be an unfunded compensation arrangement, with benefits payable, when due, by the Company out of the Net Proceeds of a Liquidity Event. All rights created under this Plan shall be mere unsecured contractual rights of the Participants against the Company.

      SECTION 7. ADMINISTRATION

      7.1 General Administration.

      (a) This Plan shall be administered by the Board. Any action or decision of the Board with respect to the modification of this Plan shall be in writing.

      (b) The Board is authorized to interpret this Plan and to adopt rules and procedures relating to the administration of this Plan. All actions of the Board in connection with the interpretation and administration of this Plan, including valuations of assets, liabilities and accounts, shall be binding and conclusive on all parties and their successors or assigns.

      (c) The Board is expressly authorized to make such modifications to this Plan as are necessary to effectuate the intent of this Plan, including without limitation as a result of any changes in the tax, accounting, or securities laws treatment of the Participant, this Plan, or the Company.

      (d) The Board may delegate its responsibilities to one of more officers of the Company under such conditions and limitations as it may determine.

      (e) Neither the Board nor any officer of the Company shall be liable for any action or determination made with respect to the Plan or any Unit granted under it or the management or results of operation of the Company.

      7.2 Indemnification. To the maximum extent permitted by law, the Company shall indemnify each member of the Board, as well as any other employee of the Company with duties under this Plan, against any and all liabilities and expenses (including any amount paid in judgment or settlement) reasonably incurred by the individual in connection with any claims against the individual by reason of the performance of the individual's duties under this Plan, unless the losses are due to the individual's lack of good faith.

      7. 3 Termination/Amendment. Notwithstanding any other provision of this Plan, the Board may at any time and from time to time terminate or amend this Plan as to all Participants or as to any Participant if, in its sole and absolute discretion, it finds such action appropriate under the

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existing circumstances; provided, however, no termination or amendment of this
Plan shall adversely affect any right or obligation with respect to any Units held in such Participant's Account which are vested as of the date of such termination or amendment.

      7.4 No Trust Created. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

      7.5 Forfeited Units. All Units that are forfeited by Participants pursuant to this Plan shall be canceled and all rights of Participants, or their heirs, devisees, designated beneficiaries, successors or assigns in or to such canceled Units shall terminate. Forfeited Units shall again become available for grant.

      SECTION 8. MISCELLANEOUS

      8.1 No Additional Rights. The granting of Units under this Plan shall not entitle any Participant to any rights as a stockholder or equityholder of the Company, including, without limitation, voting, dividends or any other rights of a stockholder or equityholder of the Company. A Unit only represents a contingent right to certain Benefit Amounts as of the respective Redemption Date and confers no other rights whatsoever. Neither the adoption of this Plan nor the participation of any Participant in this Plan shall (a) affect or restrict in any way the power of the Company to undertake any action otherwise permitted under applicable law or (b) affect or restrict in any way the discretion or authority of the Board or officers of the Company in the management of the business and affairs of the Company or (c) confer upon any Participant the right to continue performing services for the Company as an employee or as an independent contractor or (d) interfere in any way with the right of the Company to terminate the services of any Participant as an employee at any time, with or without cause or (e) create any security or otherwise confer any rights or duties under or in respect of any state or federal securities laws. The Board retains full discretion to determine the procedure, occurrence and declaration of Liquidity Events, and all other determinations hereunder.

      8.2 Non-Transferability. Benefits under this Plan are not assignable or transferable. No Participant or beneficiary designated according to this Plan shall have the right to sell, assign, transfer, pledge, gift, bequeath, encumber or hypothecate his or her right in or to any Units in any manner, nor shall such right of any Participant or beneficiary be subject to claims of his or her creditors other than the Company, or be liable to attachment, execution or other process of law. Any attempted sale, assignment, transfer, pledge, hypothecation, gift, bequest or other disposition of Participant's right in or to the Units and other amounts held in Participant's Account shall be null and void and without effect.

      8.3 Notices. All notices or communications required or permitted to be given under this Plan shall be given in writing and signed by the appropriate party, dated, and shall be effective on the date such notice or communication is delivered to the executive offices of the Company or sent to the last address provided by a Participant to the Company, as the case may be.

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      8.4 Severability. If any provision of this Plan is invalid or unenforceable, such provision shall not affect any other provision of this Plan.

      8.5 Captions. Captions of the various sections herein are solely for the convenience of the parties and shall not affect or control the meaning or construction of this Plan.

      8.6 Applicable Law. This Plan shall be construed and applied under the laws of the State of California.

      8.7 Successors. The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, executors, administrators, legal representatives and beneficiaries.

      8.8 Integration. This Plan (together with any Grant Letter issued pursuant hereto) supercedes all prior plans, agreements, arrangements and commitments with or to any Participant with respect to equity participation or equity-related deferred compensation in the Company.

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